                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 26, 1996

                         Commission File Number: 1-12546

                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)

        MARYLAND                                         33-0577520
(State of Incorporation)                    (I.R.S. Employer Identification No.)

     363 SAN MIGUEL DRIVE, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-7805
          (Address of principal executive offices, including zip code)

                                  714-721-2700
              (Registrant's telephone number, including area code)

This report amends the Current Report on Form 8-K dated January 13, 1997 to reflect the Common Stock offering completed by Pacific Gulf Properties on January 15, 1997. The proforma consolidated financial statements have been amended to reflect an increase in the number of shares issued to 2,000,000, an increase in the offering price to $20.50 per share and an increase in the net proceeds from the offering to $38,500,000:



ITEM 2.    ACQUISITION AND DISPOSITION OF ASSETS.

           NEW ACQUISITIONS

           Pacific Gulf Properties Inc. (the "Company") completed the following new acquisitions since September 30, 1996:

           Miramar Business Park

           On October 11, 1996, the Company acquired a multitenant warehouse/industrial project containing 186,022 leasable square feet located in the city of San Diego, California (the "Miramar Business Park"). The Company purchased Miramar Business Park, which is subject to a ground lease expiring in July 2035, from Burnham Pacific, a real estate investment trust, for a total consideration of $7,242,000. The Company funded the acquisition with $7,100,000 of borrowings under its revolving line of credit which bears interest at date of acquisition of 7.125% (LIBOR plus 1.75%).


           Raintree Apartments
           On November 7, 1996, the Company acquired an apartment community containing 165 apartment units located in Ontario, California (the "Raintree Apartments"). The Company purchased Raintree Apartments from Coast Savings, a financial institution, for a total consideration of $6,259,000. The Company funded the acquisition with $6,200,000 of borrowings from a mortgage note payable bearing a fixed rate of interest at date of acquisition of 6.4% and cash.

           PROBABLE ACQUISITIONS

           On December 5, 1996, the Company entered into an agreement to purchase a warehouse/distribution property containing 201,364 leasable square feet located in the city of Algona, Washington (the "Algona Warehouse"). Additionally, on November 19, 1996, the Company entered into an agreement to purchase a multitenant industrial park containing 323,226 leasable square feet located in the city of Santa Ana, California ("Harbor Business Park"). The acquisitions of Algona Warehouse and Harbor Business Park are expected to be funded from proceeds raised from the issuance of common stock under the Company's shelf registration statement declared effective May 23, 1996. The Company has contracted to purchase Algona Warehouse from The Principal Financial Group, a life insurance company, for a total consideration of $9,550,000, and Harbor Business Park from M.S. Vickers Limited Partnership, a division of MetLife, for a total consideration of $15,200,000. Both acquisitions remain subject to certain conditions to closing, accordingly, there can be no assurance that the acquisitions will be consummated.

ITEM 5.    OTHER EVENTS.

           DEBENTURE-FOR-STOCK EXCHANGE

           On December 26, 1996, the Company completed an exchange of $42,069,000 of its 8.375% Convertible Subordinated Debentures (or 74.45% of the aggregate principal amount at September 30, 1996) for shares of the Company's Common Stock. The exchange was consummated pursuant to the Company's tender offer to exchange the Debentures as filed on December 11, 1996 with the Securities and Exchange Commission (the "Debenture-for-Stock Exchange"). In connection with the Debenture-for-Stock Exchange, the Company converted 42,069 of its $1,000 principal amount Debentures at the rate of 58 shares of Common Stock for each $1,000 of Debentures. Included in the 58 shares of Common Stock issued for each $1,000 principal amount of Debentures were 4.3014 shares of Common Stock (the "excess common shares"), representing the excess of 58 shares over the original conversion rate of 53.6986 shares of Common Stock for each $1,000 principal amount of Debentures. As part of the exchange of the tendered Debentures, the Company issued a total of 2,440,002 shares of Common Stock, and will recognize a one-time charge to earnings of approximately $3,597,000 for the year ending December 31, 1996 resulting from the issuance of 180,956 excess common shares at a price of $19.875 per share, the market price of the Common Stock on the date of the exchange. Approximately $14,237,000 of Debentures in principal amount remain outstanding after the consummation of the Debenture-for-Stock Exchange.


           PREFERRED STOCK
           On December 31, 1996, the Company entered into an agreement to issue 1,351,351 shares of Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred Shares") to Five Arrows Realty Securities L.L.C. ("Five Arrows") at a price of $18.50 per share. The Company is obligated to issue the Class A Preferred Shares over the course of 1997 in a maximum of three separate issuances, the timing of which may be specified by the Company, provided that the Company will be charged with certain availability fees if all of the Class A Preferred Shares are not issued before July 1, 1997. Management believes the issuance of the Class A Preferred Shares will provide the Company with ready access to additional capital in order to complete additional acquisitions or to provide additional working capital.

           The holders of the Class A Preferred Shares and the holders of the Common Stock vote together as a single class. Each Class A Preferred Share is convertible into one share of Common Stock, subject to adjustment upon certain events. The annual dividend per share on the Class A Preferred Shares is (i) $1.70 from the date of issuance until December 31, 1997, and (ii) the greater of $1.70 or 104% of the then-current dividend on the Common Stock thereafter. At its option, the Company may redeem the Class A Preferred Shares beginning on December 31, 2001 for cash at a premium of 6% over the initial $18.50 per share liquidation value. This premium will decrease to zero by December 31, 2009.

           The Company has granted to Five Arrows, for as long as Five Arrows maintains its ownership of either all of the Class A Preferred Shares or an amount of voting securities that, if converted into Common Stock, would exceed 10% of the outstanding Common Stock, a seat on the Company's Board of Directors. In addition, upon the occurrence of certain events, Five Arrows could be granted one additional seat.

           Five Arrows is prohibited from transferring any Class A Preferred Shares, or any shares of Common Stock into which such Class A Preferred Shares have been converted, until December 31, 1997. At that time, Five Arrows will have the right, subject to certain conditions, to demand the Company effect the registration under the Securities Act of the Class A Preferred Shares or the shares of Common Stock into which such Class A Preferred Shares have been converted.


           COMMON STOCK OFFERING

           On January 15, 1997, the Company completed a Common Stock offering of 2,000,000 shares at a price of $20.50 per share. Net proceeds from the offering totaled approximately $38.5 million (after underwriting discounts and commissions and estimated expenses) which will be used to acquire two probable acquisitions consisting of the industrial properties under contract as previously reported and to reduce outstanding indebtedness on the Company's revolving line of credit.



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.
           (a)    See Index to Financial Statements attached hereto.


           The attached pro forma consolidated financial statements are provided as an amendment to the Form 8-K dated January 13, 1997 primarily to reflect increased net proceeds from the January 1997 Offering (2,000,000 shares at $20.50 per share) with the increased proceeds being used to further reduce certain outstanding indebtedness. The pro forma consolidated financial statements previously reflected a proposed issuance of 1,500,000 shares of Common Stock.


           (b)    Exhibits

                   23.1  Consent of Independent Auditors

                  *99.1 Press Release Issued by the Company on December 27, 1996 relating to the Debenture-for-Stock Exchange.

                  *99.2 Investment Agreement between Pacific Gulf Properties Inc. and Five Arrow Realty Securities L.L.C.

                  *99.3 Articles Supplementary Classifying 1,351,351 Shares of Preferred Stock as Class A Senior Cumulative Convertible Preferred Stock.

                  *99.4  Operating Agreement.

----------------------
* Incorporated by reference to the Company's Current Report on Form 8-K filed January 14, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.

   /s/      Donald G. Herrman
-------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary


DATED:      January 17, 1997
      -------------------------------

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                        Page
                                                                                        ----
PRO FORMA FINANCIAL INFORMATION, AS AMENDED (UNAUDITED)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 ...............   5

Pro Forma Condensed Consolidated Statement of Operations for the
     Nine Months Ended September 30, 1996 .............................................   6
Pro Forma Condensed Consolidated Statement of Operations for the
     Year Ended December 31, 1995 .....................................................   7

Notes to Pro Forma Condensed Consolidated Financial Statements ........................   8


MIRAMAR BUSINESS PARK (NEW ACQUISITION)

Report of Independent Auditors ........................................................  20

Statement of Revenues and Certain Expenses for the Year Ended
     December 31, 1995 and the Nine Months Ended September 30, 1996 (Unaudited) .......  21

Notes to Statement of Revenues and Certain Expenses ...................................  22


ALGONA WAREHOUSE (PROBABLE ACQUISITION)

Report of Independent Auditors ........................................................  25

Statement of Revenues and Certain Expenses for the Year Ended
     December 31, 1995 and the Nine Months Ended September 30, 1996 (Unaudited) .......  26

Notes to Statement of Revenues and Certain Expenses ...................................  27

HARBOR BUSINESS PARK (PROBABLE ACQUISITION)

Report of Independent Auditors ........................................................  29

Statement of Revenues and Certain Expenses for the Year Ended
     December 31, 1995 and the Nine Months Ended September 30, 1996 (Unaudited) .......  30

Notes to Statement of Revenues and Certain Expenses ...................................  31

                          PACIFIC GULF PROPERTIES INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                                  PRO FORMA
                                                                    BEFORE
                                                   NEW             PROBABLE        PROBABLE
                                              ACQUISITIONS        ACQUISITIONS   ACQUISITIONS
                                                   AND                AND            AND
                                                DEBENTURE-           COMMON         COMMON
                                COMPANY         FOR-STOCK            STOCK          STOCK       COMPANY PRO
                               HISTORICAL       EXCHANGE           OFFERING        OFFERING        FORMA
                               -----------------------------------------------------------------------------
ASSETS
Real estate, net                $339,457       $ 13,501 (A)       $352,958         24,750 (F)      377,708
Cash and cash equivalents          2,631         (1,190)(B)          1,441                           1,441
Accounts receivable                1,114                             1,114                           1,114
Other assets                       6,489         (1,411)(D)          5,078                           5,078
                                --------------------------------------------------------------------------
                                $349,691       $ 10,900           $360,591       $ 24,750         $385,341
                                ==========================================================================

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Loan payable                    $137,774       $  6,200 (A)       $143,974       $                $143,974
Line of credit                    39,244          7,100 (A)         46,344        (14,024)(G)       32,320
Accounts payable and accrued
  liabilities                      7,340            201 (A)          7,101            234 (F)        7,335
                                                   (440)(B)

Dividends payable                  2,928                             2,928                           2,928
Convertible subordinated
  debentures                      55,722        (41,485)(C)         14,237                          14,237
                                --------------------------------------------------------------------------
                                 243,008        (28,424)           214,584        (13,790)         200,794

Minority interest in
  consolidated partnership         3,518                             3,518                           3,518

Shareholders' equity
  Common shares                       74             24 (D)             98             20 (G)          118
  Outstanding restricted stock      (918)                             (918)                           (918)
  Additional paid in capital     114,877         42,897 (B)(D)     157,774         38,520 (G)      196,294
  Distributions in excess of
    earnings                     (10,868)        (3,597)(E)        (14,465)                        (14,465)
                                --------------------------------------------------------------------------
                                 103,165         39,324            142,489         38,540          181,029
                                --------------------------------------------------------------------------
                                $349,691       $ 10,900           $360,591        $24,750         $385,341
                                ==========================================================================



     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      PRO FORMA
                                                                        BEFORE
                                                        NEW            PROBABLE         PROBABLE
                                                    ACQUISITIONS     ACQUISITIONS     ACQUISITIONS
                                                        AND              AND              AND
                                                     DEBENTURE-         COMMON           COMMON      COMPANY PRO
                                      COMPANY         FOR-STOCK         STOCK            STOCK          FORMA
                                     HISTORICAL       EXCHANGE         OFFERING         OFFERING      (T)(V)(W)
                                  ---------------------------------------------------------------------------
REVENUES
Rental income
  Industrial properties               $14,469        $ 3,787 (H)        $18,256        $ 2,028 (M) $   20,284
  Multifamily properties               21,673            738 (H)         22,411             --         22,411
                                   --------------------------------------------------------------------------
                                       36,142          4,525             40,667          2,028         42,695

EXPENSES
Rental property expenses
  Industrial properties                 3,791          1,243 (H)          5,034            647 (M)      5,681
  Multifamily properties                8,527            436 (H)          8,963             --          8,963
                                   -------------------------------------------------------------------------
                                       12,318          1,679             13,997            647         14,644

Depreciation                            5,921            535 (I)          6,456            371 (J)      6,827

Interest (including amortization
  of debenture discount and
  financing costs)                     13,613          1,427 (K)         12,078           (789)(Q)     11,289
                                                      (2,962)(P)
General and administrative              2,056                             2,056                         2,056
                                  ---------------------------------------------------------------------------
INCOME BEFORE GAIN ON
SALE OF PROPERTIES                 $    2,234        $ 3,846            $ 6,080         $ 1,799    $    7,879
                                  ===========================================================================
WEIGHTED AVERAGE
COMMON SHARES (R)(S)                5,955,680                                                      11,742,359
                                  ===========                                                      ==========
INCOME BEFORE GAIN ON
SALE PER COMMON
SHARE                              $     0.38                                                      $     0.67
                                  ===========                                                      ==========


The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          PRO FORMA
                                                                            BEFORE
                                                           NEW             PROBABLE        PROBABLE
                                                       ACQUISITIONS      ACQUISITIONS    ACQUISITIONS
                                                           AND               AND             AND
                                                        DEBENTURE-          COMMON          COMMON           COMPANY PRO
                                       COMPANY          FOR-STOCK           STOCK           STOCK               FORMA
                                      HISTORICAL         EXCHANGE          OFFERING        OFFERING           (T)(V)(W)
                                      ----------------------------------------------------------------------------------
REVENUES
Rental income
  Industrial properties               $   12,193        $ 11,334 (L)        $23,527       $ 2,233 (M)        $    25,760
  Multifamily properties                  24,898           3,956 (L)         28,854            --                 28,854
                                      ----------------------------------------------------------------------------------
                                          37,091          15,290             52,381         2,233                 54,614

EXPENSES
Rental property expenses
  Industrial properties                    2,567           4,246 (L)          6,813           788 (M)              7,601
  Multifamily properties                  10,215           2,062 (L)         12,277            --                 12,277
                                      ----------------------------------------------------------------------------------
                                          12,782           6,308             19,090           788                 19,878

Depreciation and amortization              6,081           1,913 (N)          7,994           495 (J)              8,489

Interest (including amortization of
  debenture discount and financing
  costs)                                  14,066           5,596 (O)         15,718        (1,052)(Q)             14,666
                                                          (3,944)(P)
General and administrative                 2,423                              2,423                                2,423
                                      ----------------------------------------------------------------------------------

INCOME BEFORE GAIN ON SALE
  OF PROPERTIES                       $    1,739         $ 5,417            $ 7,156       $ 2,002            $     9,158
                                      ==================================================================================
WEIGHTED AVERAGE
  COMMON SHARES (R)(S)                 4,830,723                                                              11,706,306
                                      ==========                                                             ===========
INCOME BEFORE GAIN ON
  SALE PER COMMON SHARE               $     0.36                                                             $      0.78
                                      ==========                                                             ===========



The accompanying notes are an integral part of the pro forma financial statements.

                 (Dollars in thousands, except per share data)
                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 1 - BASIS OF PRESENTATION


Pacific Gulf Properties Inc. (the "Company") was formed in 1993 and completed its initial public offering in February 1994. It is anticipated that the Company will acquire two additional properties containing approximately 524,000 leasable square feet located in California (the "Probable Acquisitions") from proceeds raised from the issuance of 2,000,000 shares of Common Stock, plus up to 300,000 shares subject to an overallotment option granted to the underwriter (the "January 1997 Common Stock Offering") under the Company's Shelf Registration Statement declared effective May 23, 1996.



The pro forma condensed consolidated balance sheet as of September 30, 1996 is based on the unaudited historical financial statements of the Company and has been prepared as if the following transactions had occurred as of September 30, 1996: (i) the exchange of $42,069 aggregate principal amount of the Company's 8.375% Convertible Subordinated Debentures due 2001 (the "Debentures") for 2,440,002 shares of Common Stock which was completed on December 26, 1996 pursuant to the Company's offer to exchange such Debentures as filed with the Securities and Exchange Commission in a registration statement on Form S-4 dated December 11, 1996, as amended (the "Debenture-for-Stock Exchange"); (ii) the acquisition of Miramar Business Park, a multitenant industrial/warehouse project containing approximately 186,000 leasable square feet located in the city of San Diego, California, and the acquisition of Raintree Apartments, a 165-unit apartment community located in Ontario, California both of which were purchased by the Company subsequent to September 30, 1996 (the "New Acquisitions"); (iii) the purchase of the Probable Acquisitions: (a) Algona Warehouse, a warehouse/distribution facility containing approximately 201,000 leasable square feet located in Algona, Washington, and (b) Harbor Business Park, a multitenant industrial park containing approximately 323,000 leasable square feet located in the city of Santa Ana, California, both of which are currently subject to definitive agreements; (iv) and the completion of the January 1997 Common Stock Offering and the application of net proceeds thereof to complete the purchase of the Probable Acquisitions and to repay certain outstanding indebtedness.


The pro forma condensed consolidated statement of operations for the year ended December 31, 1995 is based on the historical financial statements of the Company and has been prepared as if the following transactions had occurred as of the beginning of the period presented: (i) the purchases completed by the Company during 1995 consisting of 12 multifamily properties containing 1,736 apartment units and one industrial property containing approximately 475,000 leasable square feet (the "1995 Acquisitions"); (ii) the sale of the Company's four multifamily properties located in Texas, which occurred in November 1995 (the "Texas Dispositions"); (iii) the purchase completed by the Company in March 1996 of an industrial property containing approximately 189,000 leasable square feet located in Garden Grove, California (the "Pacific Gulf Business Park"); (iv) the purchase of nine industrial properties containing approximately 1,342,000 leasable square feet located in California completed by the Company during June and July 1996 (the "Acquisition Properties") using proceeds from a public offering of 2,435,481 shares of Common Stock consummated in May 1996 (the "May 1996 Offering"); (v) the completion of the May 1996 Offering and the establishment of an acquisition line of credit for the purchase of the nine Acquisition Properties; (vi) the sale of a ten-acre parcel and a 56,000 square foot building in August 1996 to an existing tenant at Baldwin Industrial Park pursuant to purchase options contained in the existing tenant's lease (the "Tenant Sale"); (vii) the completion

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED)(continued)

                 (Dollars in thousands, except per share data)


NOTE 1 - BASIS OF PRESENTATION (continued)


of the Debenture-for-Stock Exchange; (viii) the purchase of the New Acquisitions and Probable Acquisitions; and (ix) the completion of the January 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisitions and to repay certain outstanding indebtedness.



The pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996 is based on the historical financial statements of the Company and has been prepared as if the following transactions had occurred as of the beginning of the period presented: (i) the purchase of Pacific Gulf Business Park; (ii) the purchase of the nine Acquisition Properties; (iii) the completion of the May 1996 Offering and the establishment of an acquisition line of credit for the purchase of the Acquisition Properties; (iv) the completion of the Tenant Sale; (v) the completion of the Debenture-for-Stock Exchange; (vi) the purchase of the New Acquisitions and Probable Acquisitions; and (vii) the completion of the January 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Probable Acquisitions and to repay certain outstanding indebtedness.


The following pro forma information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the nine months ended September are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1996. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995.

NOTE 2 - PRO FORMA ADJUSTMENTS

(A) Purchase of Miramar Business Park for $7,242 and Raintree Apartments for $6,259, (the New Acquisitions completed by the Company subsequent to September 30, 1996). Funding for the purchases consisted of $7,100 provided by the Company's revolving line of credit and $6,200 provided by borrowings on a mortgage note payable. In connection with the purchases the Company received credits through escrow for the assumption of tenant security deposits related to the properties totaling approximately $201.

(B) Payment of (i) accrued and unpaid interest of $440 to holders of the Debentures pursuant to the Debenture-for-Stock Exchange and (ii) transaction costs of $750 including underwriting, proxy solicitation, transfer taxes and legal expenses.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED)(continued)

                 (Dollars in thousands, except per share data)

NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(C) Exchange of approximately 74.45% of the Company's outstanding Debentures ($42,069 aggregate principal amount net of unamortized debenture discount of $584) into shares of Common Stock pursuant to the Debenture-for-Stock Exchange.

(D) Issuance of 2,440,002 shares of Common Stock pursuant to the Debenture-for-Stock Exchange of $42,069 of Debentures completed on December 27, 1996 as follows:

Common stock, $.01 par value                                        $       24
Additional paid-in capital                                          $   42,897
                                                                    ----------
                                                                    $   42,921
                                                                    ==========

Par Value is calculated as follows:
                                                    Shares per $1
                                                      Principal
                                                      Amount of
                                                      Debentures       Total
                                                    --------------------------
Shares issued pursuant to
   Original conversion terms                           53.6986       2,259,046
   Excess common shares                                 4.3014         180,956
                                                    --------------------------
                                                       58.0000       2,440,002

Par value per share                                                 $      .01
                                                                    ----------
Par value of Common Stock                                           $       24
                                                                    ==========

Additional Paid-In Capital is calculated as follows:

Principal amount of debentures tendered                             $   42,069
Issuance of excess common shares (E)                                     3,597
Less unamortized debenture discount                                       (584)
Less unamortized debenture issuance costs                               (1,411)
Less transaction costs                                                    (750)
                                                                    ----------
                                                                    $   42,921
Less par value of Common Stock                                             (24)
                                                                    ----------
Additional Paid-In Capital                                          $   42,897
                                                                    ==========

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)


(E) Loss on the Debenture-for-Stock Exchange resulting from the issuance of 180,956 excess common shares at $19.875 per share (the closing price per share on December 26, 1996, the date of the exchange). These shares represent the additional shares issued at the exchange rate of 58 shares of Common Stock per each $1,000 principal amount of Debentures, representing 4.3014 additional shares over the original conversion rate of 53.6986 shares.


(F) Purchase of Algona Warehouse for $9,550 and Harbor Business Park for $15,200 (the Probable Acquisitions which the Company expects to complete in early 1997). Funding for the purchases will be provided from proceeds raised from the proposed issuance of Common Stock under the Company's shelf registration statement declared effective May 23, 1996. In connection with the purchases, the Company received credits through escrow for the assumption of tenant security deposits related to the properties totaling approximately $234.


(G) Issuance of 2,000,000 shares of Common Stock at $20.50 per share, net of underwriting discounts and commissions and expenses of $2,460. Proceeds from the issuance will be used to purchase the Probable Acquisitions ($24,750) and to reduce the balance of the Company's revolving line of credit ($14,024).


(H) Revenues and certain expenses of the following industrial and multifamily properties for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates) and revenues and expenses of the property comprising the Tenant Sale for the period prior to its disposal by the Company:


                                            For the Nine Months Ended September 30, 1996
                              ------------------------------------------------------------------------
                               Pacific Gulf    Acquisition        New          Tenant
                               Business Park    Properties    Acquisitions      Sale         Total
                              ------------------------------------------------------------------------
Rental income
    Industrial properties        $   195       $ 3,217       $ 1,066        $  (691)         3,787
    Multifamily properties                                       738                           738
                              ------------------------------------------------------------------------
                                     195         3,217         1,804           (691)         4,525
                              ------------------------------------------------------------------------

Rental property expenses
    Industrial properties             72           809           394            (32)         1,243
    Multifamily properties                                       436                           436
                              ------------------------------------------------------------------------
                                      72           809           830            (32)         1,679
                              ------------------------------------------------------------------------
                                 $   123       $ 2,408       $   974        $   659          2,846
                              ========================================================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(I) Depreciation expense of $605 relating to the purchase of Pacific Gulf Business Park, the Acquisition Properties, and the New Acquisitions, net of a reduction in depreciation expense of $70 due to the Tenant Sale (the actual depreciation relating to the Tenant Sale during the nine months ended September 30, 1996). The depreciation expense relative to the purchase of Pacific Gulf Business Park, the Acquisition Properties, and the New Acquisitions, for the period prior to their acquisition, was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:



                                                       PURCHASE        DEPRECIABLE       DEPRECIATION
                                                         PRICE            BASIS            EXPENSE
                                                   --------------------------------------------------
Pacific Gulf Business Park                             $   6,800        $   3,009         $   16
                                                                                              56
Acquisition Properties
                Eden Landing Commerce Park                 7,300            5,460
                Riverview Industrial Park                  6,442            5,281             66
                Bay San Marcos Industrial Center           4,678            2,942             32
                Escondido Business Center                 10,372            6,523             70
                Bell Ranch Industrial Park                 3,750            3,000             35
                North County Business Park                 6,350            3,169             35
                San Marcos Commerce Center                 2,710            1,871             20
                Pacific Park                               6,900            3,001             28
                La Mirada Business Center                  3,600            2,453             26

New Acquisitions
                Miramar Business Park                      7,242            7,242            136
                Raintree Apartments                        6,259            4,511             85
                                                                                          ------
                                                                                          $  605
                                                                                          ======

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(J) Depreciation expense relating to the purchase of the Probable Acquisitions (Algona Warehouse and Harbor Business Park), for the period prior to their acquisition, was computed utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:


                                                For the Nine Months Ended
                                                   September 30, 1996
                                  -----------------------------------------------------
                                     Purchase        Depreciable       Depreciation
                                       Price            Basis            Expense
                                  -----------------------------------------------------
Probable Acquisitions
   Algona Warehouse                  $   9,550        $   7,640         $   143
   Harbor Business Park                 15,200           12,160             228
                                                                        -------
                                                                        $   371
                                                                        =======


                                                           For the Year Ended December 31, 1995
                                                   -----------------------------------------------------
                                                       Purchase        Depreciable       Depreciation
                                                         Price            Basis            Expense
                                                   -----------------------------------------------------
Probable Acquisitions
                Algona Warehouse                     $   9,550        $   7,640         $   191
                Harbor Business Park                    15,200           12,160             304
                                                                                        -------
                                                                                        $   495
                                                                                        =======

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(K) Interest expense for the nine months ended September 30, 1996 on the borrowings utilized to finance the purchase of Pacific Gulf Business Park in March 1996, the purchase of the Acquisition Properties in June and July 1996 and the purchase of New Acquisitions subsequent to September 30, 1996 for the period prior to their purchase, calculated based on the actual interest rates of specific new borrowings, less a reduction of interest expense resulting from the Tenant Sale of $373 (the actual interest relating to the Tenant Sale):


                                                                                      Interest
                                                     Debt         Interest Rate        Expense
                                                 ----------------------------------------------------
Pacific Gulf Business Park                       $   8,000        7.300%            $   124
Acquisition Properties                              19,475        7.500%                997
New Acquisitions
                  Miramar Business Park              7,100        7.125%                379
                  Raintree Apartments                6,200        6.400%                298
Amortization of related loan fees and costs                                               2
                                                                                    -------
                                                                                    $ 1,800
                                                                                    =======


         The Company borrowed $8,000 to finance the acquisition of Pacific Gulf Business Park which was secured by another property. A total of $6,800 of the borrowing was used to purchase the property. The remaining proceeds were used to rehabilitate the property.

         The Acquisition Properties were financed in June and July 1996 utilizing borrowings under the Company's acquisition line of credit. The interest expense on these borrowings is calculated for the period indicated at an interest rate of 7.5% (LIBOR plus 2%), the actual rate on the date of the borrowings.

         The New Acquisitions were financed utilizing borrowings under the Company's revolving line of credit and a mortgage note payable. Interest expense on the line of credit borrowings which totaled $7,100 and the mortgage note payable which totaled $6,200 is calculated for the period indicated at an interest rate of 7.125% (LIBOR plus 1.75%) and 6.4%, respectively, the actual rates on the date of the borrowings.

         A .125% change in the interest rate on all of the Company's variable rate debt would increase the Company's pro forma interest expense by $57 for the nine months ended September 30, 1996.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(L) Revenues and certain expenses of the following industrial and multifamily properties for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates), and revenues and certain expenses of the property comprising the Texas Dispositions and the Tenant Sale for the period prior to disposal by the Company:


                                                          For the Year Ended December 31, 1995
                             ------------------------------------------------------------------------------------------------------
                                   1995        Pacific Gulf    Acquisition        New         Texas
                                Acquisition    Business Park    Properties   Acquisition   Dispositions     Tenant Sale      Total
                             ------------------------------------------------------------------------------------------------------
Rental income
    Industrial properties        $  3,272       $    724       $  7,109       $  1,294       $    --        $ (1,065)       11,334
    Multifamily properties          8,426             --             --          1,008        (5,478)             --         3,956
                             ------------------------------------------------------------------------------------------------------
                                   11,698            724          7,109          2,302        (5,478)         (1,065)       15,290
                             ------------------------------------------------------------------------------------------------------

Rental property expenses
    Industrial properties           1,317            378          2,106            514            --             (69)        4,246
    Multifamily properties          3,878             --             --            586        (2,402)             --         2,062
                             ------------------------------------------------------------------------------------------------------
                                    5,195            378          2,106          1,100        (2,402)            (69)        6,308
                             ------------------------------------------------------------------------------------------------------
                                 $  6,503       $    346       $  5,003       $  1,202       $(3,076)       $   (996)     $  8,982
                             ======================================================================================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(M) Revenues and certain expenses of the Probable Acquisitions (Algona Warehouse and Harbor Business Park), for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):


                                                          For the Nine Months Ended
                                                              September 30, 1996
                                                 --------------------------------------------
                                                     Algona          Harbor
                                                    Warehouse    Business Park      Total
                                                 --------------------------------------------
Rental income
    Industrial properties                            $   636        $ 1,392         $   2,028
    Multifamily properties                                 -              -                 -
                                                 --------------------------------------------
                                                         636          1,392             2,028
                                                 --------------------------------------------

Rental property expenses
    Industrial properties                                166            481               647
    Multifamily properties                                 -              -                 -
                                                 --------------------------------------------
                                                         166            481               647
                                                 --------------------------------------------
                                                     $   470        $   911         $   1,381
                                                 ============================================


                                                              For the Year Ended
                                                              December 31, 1995
                                                 --------------------------------------------
                                                     Algona          Harbor
                                                    Warehouse    Business Park      Total
                                                 --------------------------------------------
Rental income
    Industrial properties                            $   305        $   1,928       $   2,233
    Multifamily properties                                 -                -               -
                                                 --------------------------------------------
                                                         305            1,928           2,233
                                                 --------------------------------------------

Rental property expenses
    Industrial properties                                199              589             788
    Multifamily properties                                 -                -               -
                                                 --------------------------------------------
                                                         199              589             788
                                                 --------------------------------------------
                                                     $   106        $   1,339       $   1,445
                                                 ============================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(N) Depreciation expense of $2,551 relating to the 1995 Acquisitions, Pacific Gulf Business Park, the Acquisition Properties and the New Acquisitions, net of the reduction in depreciation of $533 due to the Texas Dispositions and $105 due to the Tenant Sale (the actual depreciation relating to the Texas Dispositions and the Tenant Sale during the year ended December 31, 1995). The depreciation expense relating to the 1995 Acquisitions, Pacific Gulf Business Park, the Acquisition Properties and the New Acquisitions, for the period prior to their purchase, was computed utilizing the estimated remaining useful lives and depreciable basis of the properties follows:


                                                       Purchase        Depreciable       Depreciation
                                                         Price            Basis            Expense
                                                   -----------------------------------------------------
40-YEAR LIFE PROPERTY
                1995 Acquisitions
                    Konwiser Acquisition Properties       71,469        $  52,281      $     817
                    Heatherwood Apartments                12,500           10,000            222
                    Tukwila Business park                 17,250           11,019            264
                Pacific Gulf Business Park                 6,800            3,009             75
                Acquisition Properties
                    Eden Landing Commerce Park             7,300            5,460            137
                    Riverview Industrial Park              6,442            5,281            132
                    Bay San Marcos Industrial Center       4,678            2,942             73
                    Escondido Business Center             10,372            6,527            164
                    Bell Ranch Industrial Park             3,750            3,000             75
                    North County Business Park             6,350            3,169             79
                    San Marcos Commerce Center             2,710            1,871             47
                    Pacific Park                           6,900            3,001             75
                    La Mirada Business Center              3,600            2,453             61
                New Acquisitions
                    Miramar Business Park                  7,242            7,242            181
                    Raintree Apartments                    6,259            4,511            113
5-YEAR LIFE PROPERTY
                Personal Property                            289              289             36
                                                                                       ---------
                                                                                       $   2,551
                                                                                       =========

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE $ - PRO FORMA ADJUSTMENTS (continued)

(O) Interest expense of $6,909 relating to the 1995 Acquisitions, Pacific Gulf Business Park, the Acquisition Properties and the New Acquisitions, less reduction of interest expense resulting from the Texas Dispositions of $746 and from the Tenant Sale of $567 (the actual interest relating to the Texas Dispositions and the Tenant Sale during the year ended December 31, 1995). The interest expense associated with the borrowings used to finance the purchase of the 1995 Acquisitions, Pacific Gulf Business Park and the purchase of the Acquisition Properties and the New Acquisitions, was calculated for the period prior to acquisition, based on the actual interest rates on the debt which was assumed and the specific interest rates on new borrowings, as follows:


                                                                            Pro Forma
                                                               Interest     Interest
                                                    Debt         Rate        Expense
                                               ---------------------------------------
1995 Acquisitions                                 $   30,263     8.000%     $ 1,513
                                                      13,000     8.000%         650
                                                      24,850     5.700%         885
                                                      11,765     7.400%         838
Pacific Gulf Business Park                             8,000     7.300%         584
Acquisition Properties                                19,475     7.500%       1,360
New Acquisitions
                Miramar Business Park                  7,100     7.125%         506
                Raintree Apartments                    6,200     6.400%         397
Amortization of related loan fees and costs                                     176
                                                                            -------
                                                                            $ 6,909
                                                                            =======


(P) Reduction in interest expense, resulting from the exchange of the Debentures as of the beginning of each period presented (including the related amortization of debenture discount and costs of $319 for the nine months ended September 30, 1996 and $418 for the year ended December 31, 1995).


(Q) Reduction in interest expense associated with the repayment of $14,024 of indebtedness with proceeds from the January 1997 Common Stock Offering.


(R) Represents the weighted average of common shares and common stock equivalents outstanding during the period indicated. Common stock equivalents include stock options which are considered dilutive for purposes of computing primary earnings per common share.


(S) Pro forma weighted average common shares include 2,435,581 shares of Common Stock issued by the Company in conjunction with its May 1996 Offering, 2,440,002 shares of Common Stock to be issued as part of the Debenture-for-Stock Exchange and 2,000,000 shares to be issued as part of the January 1997 Common Stock Offering.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995
                             (UNAUDITED) (continued)

                 (Dollars in thousands, except per share data)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(T) Excludes the effect of a $3,597 nonrecurring loss which will be recognized by the Company in the fourth quarter of 1996 relating to the Debenture-for-Stock Exchange and the issuance of 180,956 excess common shares.

(U) Excludes the effect of a $6,664 nonrecurring gain from the sale of the four multifamily properties comprising the Texas Dispositions in November 1995.

(V) Excludes the effect of a $74 nonrecurring gain from the sale of land and buildings comprising the Tenant Sale in August 1996.


(W) Excludes 1,351,351 shares of Class A Senior Cumulative Convertible Preferred Stock to be issued pursuant to an agreement executed by the Company on December 31, 1996. The preferred stock shares, which will be issued in up to three installments at a price of $18.50 per share, bear an initial quarterly dividend of $0.425 per share (increasing thereafter as specified in the related Prospectus Supplement), are redeemable by the Company in whole or part, five years from the date of issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one, subject to adjustment under certain circumstances.

                         Report of Independent Auditors


To the Shareholders and Board of Directors
Pacific Gulf Properties, Inc.

We have audited the accompanying statement of revenues and certain expenses of Miramar Business Park for the year ended December 31, 1995. The statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of Miramar Business Park.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Miramar Business Park for the year ended December 31, 1995, in conformity with generally accepted accounting principles.





Newport Beach, California
December 9, 1996

                              MIRAMAR BUSINESS PARK

                   Statement of Revenues and Certain Expenses

                      For the Year Ended December 31, 1995
            and the Nine Months Ended September 30, 1996 (Unaudited)



                                                                          Nine Months
                                                                             Ended
                                                         Year Ended      September 30,
                                                        December 31,         1996
                                                            1995          (Unaudited)
                                                         ----------       ----------
REVENUES
Rental and other income (Notes 2, 3 and 5)               $1,299,000       $1,066,000

CERTAIN EXPENSES
Property operating and maintenance (Notes 2 and 6)          383,000          294,000
Real estate taxes                                           148,000           97,000
Management fees (Note 4)                                     52,000           42,000
                                                         ----------       ----------
                                                            583,000          433,000
                                                         ----------       ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES                   $  716,000       $  633,000
                                                         ==========       ==========

See accompanying notes.

                              MIRAMAR BUSINESS PARK

               Notes to Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1995 and the
                Nine Months Ended September 30, 1996 (Unaudited)


1. ORGANIZATION

Miramar Business Park (the "Property") contains 186,022 leasable square feet of industrial space located in San Diego, California. Pacific Gulf Properties
Inc. (the "Company") acquired the Property from Burnham Pacific Properties
Inc. ("Burnham"), a real estate investment trust, in October 1996.

2. BASIS OF PRESENTATION

The statement of revenues and certain expenses presents the operations of the Property for the year ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited) and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the particular owner and the carrying value of the Property have been excluded from the statement. The excluded expenses consist primarily of depreciation, interest, and amortization of loan fees. Consequently, the revenues in excess of certain expenses as presented is not intended to be a complete presentation of the Property's revenues and expenses nor is it intended to be comparable to the proposed future operations of the Property.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property is generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenues from leases are recognized on a straight-line basis over the term of the related leases. Cost recoveries from tenants are recognized as income in the period the related costs are accrued.

                              MIRAMAR BUSINESS PARK

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized.

Use of Estimates

The preparation of the statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement. Actual results could differ from these estimates in the near term.

4. MANAGEMENT FEES

The Property is subject to an agreement with John Burnham & Co., a property management company affiliated with Burnham, to maintain and manage the operations of the Property. Management fees are based on 3.5% of total collected income, as defined, from the Property. The agreements with John Burnham & Co. terminated upon the Company's acquisition of the Property.

5. FUTURE MINIMUM LEASE PAYMENTS

The Property is leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. The minimum future lease payments to be received under the terms of these operating leases for each of the next five years ending December 31, are as follows:

1996                                                                 $1,223,000
1997                                                                  1,093,000
1998                                                                    891,000
1999                                                                    702,000
2000                                                                    568,000

                              MIRAMAR BUSINESS PARK

6. GROUND LEASE COMMITMENT

The Property is subject to a 57-year ground lease which expires in July 2035 and is accounted for as an operating lease. Monthly ground lease payments total $19,800 and are subject to increases based on the Consumer Price Index each September, with the next adjustment in September 1997. Ground lease payments totaled $237,000 and $178,000, respectively, for the year ended December 31, 1995 and the period ended September 30, 1996.

                         Report of Independent Auditors



To the Shareholders and Board of Directors
Pacific Gulf Properties, Inc.

We have audited the accompanying statement of revenues and certain expenses of Algona Warehouse for the year ended December 31, 1995. The statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of Algona Warehouse.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Algona Warehouse for the year ended December 31, 1995, in conformity with generally accepted accounting principles.




Newport Beach, California
December 6, 1996

                                ALGONA WAREHOUSE

                   Statement of Revenues and Certain Expenses

                      For the Year Ended December 31, 1995
            and the Nine Months Ended September 30, 1996 (Unaudited)


                                                                       Nine Months
                                                                         Ended
                                                        Year Ended    September 30,
                                                       December 31,       1996
                                                           1995        (Unaudited)
                                                         --------       --------
REVENUES
Rental and other income (Notes 2, 3 and 5)               $305,000       $636,000

CERTAIN EXPENSES
Property operating and maintenance (Notes 2 and 3)         61,000         63,000
Real estate taxes                                          89,000         67,000
Management fees (Note 4)                                   10,000         11,000
                                                         --------       --------
                                                          160,000        141,000
                                                         --------       --------
REVENUES IN EXCESS OF CERTAIN ASSETS                     $145,000       $495,000
                                                         ========       ========

See accompanying notes.

                                ALGONA WAREHOUSE

               Notes to Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1995 and the
                Nine Months Ended September 30, 1996 (Unaudited)


1. ORGANIZATION


Algona Warehouse (the "Property") contains 201,364 leasable square feet of industrial space located in Algona, Washington. In December 1996, Pacific Gulf Properties Inc. (the "Company") entered into an agreement to purchase the Property from The Principal Financial Group for a total consideration of $9.55 million.


2. BASIS OF PRESENTATION

The statement of revenues and certain expenses presents the operations of the Property for the year ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited) and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the particular owner and the carrying value of the Property have been excluded from the statement. The excluded expenses consist primarily of depreciation, interest, and amortization of loan fees. Consequently, the revenues in excess of certain expenses as presented is not intended to be a complete presentation of the Property's revenues and expenses nor is it intended to be comparable to the proposed future operations of the Property.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property is generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenue from leases is recognized on a straight-line basis over the term of the related leases. Cost recoveries from tenants are recognized as income in the period the related cost is accrued.

For the year ended December 31, 1995, the Property was leased to two tenants in July and December 1995 which occupy 76% of the total leasable square feet in the Property. At September 30, 1996, the Property was 100% leased and occupied.

                                ALGONA WAREHOUSE

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized.

Use of Estimates

The preparation of the statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement. Actual results could differ from these estimates in the near term.

4. MANAGEMENT FEES


The Property is subject to an agreement with Martin Smith Real Estate Services ("Martin"), a property management company, to maintain and manage the operations of the Property. Management fees are based on 1.75% of total collected income or $850 monthly, whichever is greater. The agreement with Martin will terminate upon the Company's acquisition of the Property.


5. FUTURE MINIMUM LEASE PAYMENTS

The Property is leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. The minimum future lease payments to be received under the terms of these operating leases for each of the next five years ending December 31, are as follows:

1996                                                                   $675,000
1997                                                                    713,000
1998                                                                    713,000
1999                                                                    731,000
2000                                                                    734,000

                         Report of Independent Auditors



To the Shareholders and Board of Directors
Pacific Gulf Properties, Inc.

We have audited the accompanying statement of revenues and certain expenses of Harbor Business Park for the year ended December 31, 1995. The statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of Harbor Business Park.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Harbor Business Park for the year ended December 31, 1995, in conformity with generally accepted accounting principles.




Newport Beach, California
January 3, 1997

                              HARBOR BUSINESS PARK

                   Statement of Revenues and Certain Expenses

                      For the Year Ended December 31, 1995
            and the Nine Months Ended September 30, 1996 (Unaudited)


                                                                         Nine Months
                                                                            Ended
                                                         Year Ended      September 30,
                                                        December 31,        1996
                                                            1995         (Unaudited)
                                                         ----------       ----------
REVENUES
Rental and other income (Notes 2, 3 and 5)               $1,927,000       $1,391,000

CERTAIN EXPENSES
Property operating and maintenance (Notes 2 and 3)          434,000          458,000
Real estate taxes                                           191,000          144,000
Management fees (Note 4)                                     76,000           46,000
                                                         ----------       ----------
                                                            701,000          648,000
                                                         ----------       ----------
REVENUES IN EXCESS OF CERTAIN ASSETS                     $1,226,000       $  743,000
                                                         ==========       ==========

See accompanying notes.

                              HARBOR BUSINESS PARK

               Notes to Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1995 and the
                Nine Months Ended September 30, 1996 (Unaudited)


1. ORGANIZATION

Harbor Business Park (the "Property") contains 323,226 leasable square feet of industrial space located in Santa Ana, California. In November 1996, Pacific Gulf Properties Inc. (the "Company") entered into an agreement to purchase the Property from M.S. Vickers Limited Partnership, a division of MetLife, a life insurance company, for a total consideration of $15.2 million.

2. BASIS OF PRESENTATION

The statement of revenues and certain expenses presents the operations of the Property for the year ended December 31, 1995 and for the nine months ended September 30, 1996 (unaudited) and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the particular owner and the carrying value of the Property have been excluded from the statement. The excluded expenses consist primarily of depreciation, interest, and amortization of loan fees. Consequently, the revenues in excess of certain expenses as presented are not intended to be a complete presentation of the Property's revenues and expenses nor are they intended to be comparable to the proposed future operations of the Property.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property is generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenue from leases is recognized on a straight-line basis over the term of the related leases. Cost recoveries from tenants are recognized as income in the period the related cost is accrued.

                              HARBOR BUSINESS PARK

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized.

Use of Estimates

The preparation of the statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement. Actual results could differ from these estimates in the near term.

4. MANAGEMENT FEES

The Property is subject to an agreement with Koll Management Services ("Koll"), a property management company, to maintain and manage the operations of the Property. Management fees under the agreement which commenced in May 1996 are based on 3% of total collected income. The agreement with Koll will terminate upon the Company's acquisition of the Property.

For the period January 1, 1996 to May 1996, prior to Koll's involvement, the Property was managed by Huntington Sea Cliff Corp., a property management firm. Fees under the Huntington Sea Cliff Corp. management agreement were based on 4% of total collected income.

5. FUTURE MINIMUM LEASE PAYMENTS

The Property is leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. The minimum future lease payments to be received under the terms of these operating leases for each of the next five years ending December 31, are as follows:


1996                                                                 $2,164,000
1997                                                                  2,192,000
1998                                                                  2,234,000
1999                                                                  2,293,000
2000                                                                  2,420,000